March 30, 2000


Acceptance Insurance Companies Inc.
222 S. 15th Street
Suite 600 North
Omaha, Nebraska 68102

Ladies and Gentlemen:

         This letter constitutes an agreement by and between COMERICA BANK, a Michigan banking corporation (herein called "Bank"), and ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation (herein called "Company"), pertaining to certain credit which Bank has made and/or may from time to time hereafter make available to Company.

         In consideration of the issuance by Bank of the letter of credit described in attached Exhibit "A" (the "Letter of Credit"), and in consideration of all present and future liabilities, obligations and indebtedness of Company to Bank, howsoever created, evidenced, existing or arising, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing or arising, or due or to become due (herein collectively called the "Liabilities"), Company represents, warrants, covenants and agrees as follows:

         This Agreement supercedes and replaces the Amended and Restated Credit Agreement dated December 22, 1999 between Company, Comerica Bank, as Agent and the lenders party thereto ("Credit Agreement"). Upon the execution of this Agreement, the Credit Agreement, the Guaranty, the Pledge Agreements and the Subordination and Contribution Agreement (each as defined in the Credit Agreement) shall be terminated and Bank in its capacity as Agent shall arrange for the prompt return to Company of the Revolving Credit Notes marked "Cancelled" and the Pledged Surplus Notes and pledged stock collateral.

         1. Company hereby represents and warrants, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement, and thereafter, so long as any Liabilities remain unpaid and outstanding:

         (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it is duly qualified and authorized to do business in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, and it has the legal power and authority to own its properties and assets and to carry out its business in each such jurisdiction wherein such qualification is necessary and where the failure to so qualify would have a material adverse effect on the Company; execution, delivery and performance of this Agreement, the Standby Letter of Credit Application and Agreement dated December 20, 1999 and the Security Agreement (Negotiable Collateral) dated March 30, 2000 by Company in favor of Bank (collectively the "Loan Documents") are within Company's corporate powers and authorities, have been duly authorized by all requisite corporate or other necessary or appropriate action, and are not in contravention or violation of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement, and any other Loan Documents contemplated hereby, when executed, issued and/or delivered by Company, or by which Company is otherwise bound, will be valid and binding and legally enforceable against Company in accordance with their terms.

         (b) The execution, delivery and performance of this Agreement, and any other Loan Documents required under or contemplated by this Agreement to which Company is a party or by which it is otherwise bound, and the issuance of this Agreement and any such other Loan Documents by Company, and the transactions contemplated hereby and thereby, are not in contravention or violation of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it or any of its property or assets is bound, and will not result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any of the property or assets of Company, except to or in favor of Bank.

         (c) There exists no Event of Default (as hereinafter defined), or any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default (any such condition or event is herein called a "Default") under any of the Liabilities. The term "Liabilities" shall not include liabilities under the Credit Agreement.

         2. So long as the Letter of Credit is outstanding and so long as any Liabilities remain unpaid and outstanding, Company covenants and agrees that it shall:

         (a) Furnish to Bank, or cause to be furnished to Bank, in each case, in form and detail and on a reporting basis satisfactory to Bank, the following:

                  (i) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments)by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles;

                  (ii) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, with an audit report of Deloitte & Touche, or other independent certified public accountants of comparable standing selected by the Company, with respect to such consolidated statements, which report shall be without qualifications unacceptable to the Bank;

                  (iii)    as soon as possible, and in any event within three
                           (3) Business Days after becoming aware of the occurrence or existence of any Default or Event of Default, a written statement of an authorized officer of Company setting forth the details of such Default or Event of Default and the action which Company has taken or caused to be taken, or proposes to take or cause to be taken with respect thereto.

         (b) Do or cause to be done all things necessary to preserve and keep in full force and effect Company's corporate existence, rights and franchises.

         3. So long as the Letter of Credit is outstanding, and so long as any Liabilities remain unpaid and outstanding, Company covenants and agrees that it shall not, without the prior written consent of Bank:

         (a) Consolidate with or merge into any other corporation or permit any other corporation to merge into it, except for any merger in which Company is the survivor.

         (b) Furnish Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

         4. The Company shall pay to the Bank Letter of Credit fees as follows:

         (a) A per annum Letter of Credit fee with respect to the undrawn amount of the Letter of Credit equal to 1% per annum multiplied by the undrawn amount of the Letter of Credit, exclusive of the issuance fee of one-quarter of one percentage point (1/4%)per annum on the face amount thereof to be paid to Bank under paragraph 4(c)hereof.

         (b) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Bank or any of the lenders having a risk participation in the Letter of Credit (each a "Participant") or (ii) impose on Bank or any Participant any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase in an amount deemed material by Bank or any Participant the cost or expense to Bank or any Participant of issuing or maintaining or participating in the Letters of Credit (which increase in cost or expense shall be determined by the Bank's or such Participant's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon demand by the Bank or such Participant, as the case may be, the Company shall, within ten days following demand for payment, pay to Bank or such Participant, as the case may be, from time to time as specified by the Bank or such Participant, additional amounts which shall be sufficient to compensate the Bank or such Participant for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Bank's Prime Rate. A certificate as to such increased cost or expense incurred by the Bank or such Participant, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, shall be promptly submitted to the Company and shall be conclusive, absent manifest error, as to the amount thereof. The Bank shall give the Company reasonable notice of any change contemplated by this paragraph if the Bank has advance notice of such change.

         (c) All payments by the Company to the Bank or any Participant under this paragraph 4 shall be made in United States Dollars and in immediately available funds at the Bank's office located in Detroit, Michigan or such other office of the Bank as may be designated from time to time by written notice to the Company by the Bank. The aforesaid fees shall be nonrefundable under all circumstances, shall be payable quarter annually in arrears on the 1st day of each January, April, July and October (commencing January 1, 2000) and on the expiry date of the Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         (d) In connection with the Letter of Credit, the Company shall pay to Bank a letter of credit issuance fee of one-quarter percentage point (1/4%) per annum on the face amount of the Letter of Credit. In addition to the Letter of Credit fees, the Company shall pay, for the sole account of the Bank, standard documentation, administration, payment and cancellation charges assessed by Bank or its issuing office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of Bank's issuing office in effect from time to time.

         5. An "Event of Default" shall be deemed to have occurred or exist under this Agreement upon the occurrence and/or existence of any "Default" or "Event of Default", as the case may be, set forth in any other Loan Document, as such term is defined in paragraph 1(a) hereof.

         6. Upon the occurrence and at any time during the continuance or existence of any Event of Default, Bank may give notice to Company declaring all outstanding Liabilities to be due and payable, whereupon all such Liabilities then outstanding shall immediately become due and payable, without further notice or demand, and any commitment or obligation, if any, on the part of Bank to extend credit to or in favor of Company shall immediately terminate. Further, upon the occurrence or at any time during the continuance or existence of any Event of Default hereunder, Bank may collect, deal with and dispose of all or any part of any security in any manner permitted or authorized by the Michigan Uniform Commercial Code or other applicable law (including public or private sale), and after deducting expenses (including, without limitation, reasonable attorneys' fees and expenses), Bank may apply the proceeds thereof in part or full payment of any of the Liabilities, whether due or not, in any manner or order Bank elects. In addition to the foregoing, upon the occurrence and at any time during the continuance or existence of any Event of Default hereunder, Bank may exercise any and all rights and remedies available to it as a result thereof, whether by agreement, by law, or otherwise.

         7. No forbearance on the part of the Bank in enforcing any of its rights or remedies under this Agreement or any other Loan Document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Company hereunder or any such other Loan Document, shall constitute a waiver of any of the terms of this Agreement or such Loan Document or of any such right or remedy.

         8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

         9. All covenants, agreements, representations and warranties by or on behalf of Company made in connection with this Agreement and any other Loan Documents shall survive the borrowing hereunder or thereunder and shall be deemed to have been relied upon by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Company pursuant hereto shall constitute representations and warranties by Company.

         10. Company agrees that it will pay all costs and expenses incurred by Bank in connection with the preparation of this Agreement and any other Loan Documents contemplated hereby, including, without limitation, reasonable attorneys' fees and distributions of counsel for the Bank.

         11. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Company shall not assign or transfer any of its rights or obligations hereunder or otherwise in respect of any of the Liabilities without the prior written consent of Bank.

         12.      COMPANY AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY
JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE LIABILITIES.

         13. Company agrees that any legal action or proceeding with respect to this Agreement or any other Loan Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and Company hereby submits to and accepts generally and unconditionally the non-exclusive jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to Company or by the mailing thereof by registered or certified mail, postage prepaid to Company, at the address set forth above. Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against Company or property in the courts of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         If the foregoing is acceptable to Company, please indicate such with the authorized signature(s) of Company as provided below.

                                             Very truly yours,

                                             COMERICA BANK



                                              By:

                                              Its: Vice President
ACCEPTED AND AGREED:

ACCEPTANCE INSURANCE
  COMPANIES INC.


    /S/ Georgia M. Mace
By:______________________

        CFO
Its:______________________

Dated: March 30, 2000


[GRAPHIC OMITTED]

Security Agreement
(Negotiable Collateral)


-------------------------------------------------------------------------------



As of March 30, 2000, for value received, the undersigned ("Debtor") grants to Comerica Bank ("Bank"), a Michigan banking corporation, a continuing security interest in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Debtor arising under or in connection with the Standby Letter of Credit Application and Agreement dated December 20, 1999 by Debtor in favor of Bank, the letter of credit issued pursuant thereto, the letter agreement dated March 30, 2000 between Debtor and Bank or this Agreement (collectively, the "Loan Documents"). Indebtedness includes without limit any and all obligations or liabilities of Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

1. Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

         (a)      specific items listed below:

          time deposit accounts # 385103874363, 385103874371, 385103874397,
          385103874389, 385103874058 in the name of Debtor maintained with Bank; and

         (b) all additions, replacements, substitutions, renewals, interest, distributions, products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

2. Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

         2.1 Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor's books and records with respect to the Collateral. Debtor shall, at the request of Bank, mark its records to clearly indicate the security interest of Bank under this Agreement.

         2.2 At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank and there are no financing statements on file, other than in favor of Bank.

         2.3 Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank. Debtor will not, without the prior written consent of Bank, sell or transfer, or permit to be sold or transferred, any or all of the Collateral.

         2.4 Debtor will do all acts and will execute or cause to be executed all writings requested by Bank to establish, maintain and continue a perfected and first security interest of Bank in the Collateral.

         2.5 Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

         2.6      [Intentionally Left Blank]

         2.7 If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

         2.8 At any time after the occurrence of an Event of Default and without notice, Bank may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement.

         2.9 Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

         2.10 Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorney fees, suffered by any of them as a direct or indirect result of any actual or asserted violation by Debtor of any law.

3. Collection of Proceeds. Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor's possession or later coming into Debtor's possession through enforcement of Debtor's rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3 shall be deemed a consent by Bank to any sale or other disposition of any Collateral.

4.       Defaults, Enforcement and Application of Proceeds.

         4.1 Upon the occurrence of any of the following events (each an "Event of Default"), Debtor shall be in default under this
                  Agreement:

                  (a) Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or

                  (b) Any failure or neglect to comply with, or breach of or default under, any term of this Agreement, or any of the other Loan Documents; or

                  (c) Any warranty, representation, financial statement, or other information made, given or furnished to Bank by or on behalf of Debtor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

                  (d) The issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Debtor or any Collateral; or

                  (e) Voluntary suspension of the transaction of business by Debtor, or dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Debtor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Debtor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Debtor; or

                  (f) Bank deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired.

         4.2 Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

                  (a) Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

                  (b) Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

                  (c) Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

                  (d) Take possession of all or any of the Collateral; and without being responsible for loss to such Collateral, sell or dispose of all or any Collateral at one or more public or private sales or other dispositions, at places and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

                           At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral.

         4.3 The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand.

         4.4 Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Debtor and Bank.

         4.5 No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

         4.6 Debtor irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor:

                  (a) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due with respect to any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

                  (b) to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

                  (c) to do and perform any act on behalf of Debtor permitted or required under this Agreement.

5.       Miscellaneous.

         5.1 Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.13 below.

         5.2 Debtor will give Bank not less than 90 days prior written notice of all contemplated changes in Debtor's name, chief executive office location, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

         5.3 Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

         5.4 Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agrees that Bank may provide information relating to this Agreement or relating to Debtor to the Bank's parent, affiliates, subsidiaries, and service providers.

         5.5 In addition to Bank's other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone.

         5.6 Debtor waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness.

         5.7 In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least five days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

         5.8 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

         5.9 This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.9 is deemed a consent by Bank to any assignment by Debtor.

         5.10 If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally.

         5.11 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code, as of the date of this Agreement. "Uniform Commercial Code" means Act No. 174 of the Michigan Public Acts of 1962, as amended.

         5.12 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

         5.13     Debtor's chief executive office is located and shall be
                  maintained at   Suite 600 North, 222 S.15th Street
                                  __________________________________
                                        STREET ADDRESS

                  Omaha          Nebraska         68102
                  __________________________________________________________
                  CITY           STATE        ZIP CODE            COUNTY

         5.14 A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

         5.15 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.10 of this Agreement shall survive termination.

         5.16 The security interest granted under this Agreement is a continuation of the security interest in the Collateral granted by Debtor to Bank under the terms of the Amended and Restated Credit Agreement dated December 22, 1999 and nothing contained herein shall be deemed to adversely affect such security interest (which remains in full force and effect).

6. DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.


                                          Debtor:



                                          ACCEPTANCE INSURANCE COMPANIES INC.
                                          DEBTOR NAME TYPED/PRINTED


                                          By: /S/ Georgia M. Mace
                                             ______________________
                                                 SIGNATURE OF


                                          Its:    CFO
                                              ________________________
                                               TITLE (If applicable)